UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: June 14, 2023
(Date of earliest event reported)

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

DE	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) Amendment of Third Amended and Restated Certificate of Incorporation to Effect Reverse Stock Split

On June 14, 2023, ATI Physical Therapy, Inc. (the “Company”) filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-fifty (1-for-50) reverse stock split (the “Reverse Stock Split”) of its outstanding Class A Common Stock, par value $0.0001 per share (the “Common Stock”). The Amendment became effective at 4:01 p.m. Eastern Time on June 14, 2023 (the “Effective Time”).

The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders held on June 13, 2023, and subsequently approved by the Company’s board of directors on June 14, 2023. On June 14, 2023, the Company issued a press release (the “Press Release”) announcing the ratio of the Reverse Stock Split.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Amendment provides that, at the Effective Time, every fifty (50) shares of the Company’s issued and outstanding Common Stock will automatically be combined into one issued and outstanding share of Common Stock, without any change in the authorized number of shares or the par value of the Common Stock. The Reverse Stock Split will affect all shares of the Company’s Common Stock outstanding immediately prior to the Effective Time. As a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, warrants and shares of Common Stock subject to vesting. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the Reverse Stock Split and all fractional shares will be rounded up to the next whole share. The Reverse Stock Split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Common Stock.

The Common Stock will begin trading on The New York Stock Exchange on a split-adjusted basis when the market opens on Thursday, June 15, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split is 00216W208.

Item 8.01	OTHER EVENTS.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

The Company has a registration statement on Form S-3 (File No. 333-257801) and registration statements on Form S-8 (File Nos. 333-259320 and 333-270743) on file with the Securities and Exchange Commission (the “Commission”). Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2023	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer